EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina Corporation:

We consent to the incorporation by reference in the registration statements on Form S‑3 (Nos. 333‑131360, 333‑61042, 333‑50282, 333‑39316, 333‑95467, 333‑84221, 333‑84039, 333‑76279, and 333‑71313) and Form S‑8 (Nos. 333‑188085, 333-182042, 333‑172128, 333‑165435, 333‑157099, 333‑84704, 333‑112605, 333‑108942, 333‑104692, 333‑100236, 333‑87946, 333‑83110, 333‑75616, 333‑64294, 333‑39930, 333‑79259, and 333‑23565) of Sanmina Corporation of our report dated November 27, 2013, with respect to the consolidated balance sheets of Sanmina Corporation as of September 28, 2013 and September 29, 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 28, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 28, 2013, which report appears in the September 28, 2013 annual report on Form 10‑K of Sanmina Corporation.

/s/ KPMG LLP
______________________
Santa Clara, California
November 27, 2013